UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 22, 2008

(Exact name of registrant as specified in charter)

Ohio	0850	34-6542451

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective January 1, 2008, the Employment Agreement (the “Agreement”) of Henry L. Meyer, III, Chairman and Chief Executive Officer of KeyCorp (the “Corporation”), was amended and restated to conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to clarify the disability provisions of the Agreement. The Agreement was also modified to provide that upon termination (other than for cause, a non-approved retirement or resignation or by reason of death or disability), Mr. Meyer will continue to vest in any long term stock awards granted to him after January 1, 2008.
Effective December 17, 2007, existing Change of Control Agreements for certain selected officers of the Corporation were amended and restated to conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. There are four forms of Change of Control Agreements used by the Corporation for different levels and categories of officers. The Agreements vary principally with respect to the severance benefit that would be provided to the employee in the event of his/her involuntary termination. The modifications to conform to Section 409A apply to all of the forms of Change of Control Agreements.
Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d)  Exhibits

10.1	Amended Employment Agreement between KeyCorp and Henry L. Meyer, III, dated as of January 1, 2008.
10.2	Form of Change of Control Agreement.
10.3	Form of Change of Control Agreement.
10.4	Form of Change of Control Agreement.
10.5	Form of Change of Control Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: January 22, 2008	/s/	Daniel R. Stolzer

	By:	Daniel R. Stolzer
Vice President and Deputy General Counsel